Exhibit 99.1

Stacy Taffet Appointed to Kohl's Board of Directors

Taffet, Chief Growth and Marketing Officer for The Hershey Company, brings more than 20 years of consumer brands, marketing, and strategic leadership experience

MENOMONEE FALLS, Wis. (October 29, 2026) – Kohl’s (NYSE: KSS) today announced that Stacy Taffet has joined its Board of Directors (the "Board") as an independent director. Ms. Taffet, Chief Growth and Marketing Officer for The Hershey Company, brings more than 20 years of leadership experience at large consumer goods brands, including 15 years of progressive leadership at PepsiCo. With deep experience driving transformation strategies and growth initiatives, Ms. Taffet will add additional depth to Kohl's Board.

"We are pleased to welcome Stacy to the Board," said Wendy Arlin, Board Chair. "Throughout her career, she's been instrumental in driving meaningful growth, innovation, and value creation at large, global consumer companies. She has a strong focus on putting the customer at the center of key decisions and strategies. She will be an excellent addition to our Board as we continue to work with Kohl's leadership team to drive transformation at Kohl's and create value for our shareholders."

Ms. Taffet's appointment is part of the ongoing Board refreshment process at Kohl's, which continues to bring in relevant, experienced leaders.

Ms. Taffet has been appointed to a term expiring at Kohl's 2027 annual shareholders' meeting and is expected to stand for election by Kohl's shareholders at that time. She will initially serve on the Board's Audit Committee. With Ms. Taffet's appointment, the Board consists of 9 directors, 8 of whom are independent.

"I'm honored to join the Kohl's Board," said Taffet. "Kohl's is a storied retailer with an important place in the retail industry. There is great opportunity for the future, and I'm excited to join the Board at a time when much of that opportunity is still ahead of us. I am committed to being a productive voice in the boardroom, supporting growth strategies, and delivering shareholder value."

About Stacy Taffet

Taffet has been Chief Growth and Marketing Officer for The Hershey Company since April 2025, where she is responsible for driving transformative growth and marketing strategies across the company's expanding snacks portfolio. She manages creative investment, brand reach and relevance, innovation, research and development, and brand reputation. She has more than 20 years of leadership experience as a global consumer packaged goods executive, including a distinguished career at PepsiCo spanning multiple brand portfolios, including Senior Vice President of Beverage Portfolio Strategy and Marketing. Prior to PepsiCo, Taffet began her career in marketing at American Express Company. Taffet has a Master of Business Administration from Harvard Business School.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding board refreshment, director committee assignments, and Kohl’s strategic direction. Words such as “will,” “believes,” “anticipates,” “plans,” “may,” “intends,” “should,” “expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s then current views and assumptions and, as a result, are subject to certain risks and uncertainties, which could cause Kohl’s actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in Kohl’s Annual Report on Form 10-K and other factors as may periodically be described in Kohl’s filings with the SEC, which are expressly incorporated herein by reference. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

About Kohl’s
Kohl’s (NYSE: KSS) is a leading omnichannel retailer built on a foundation that combines great brands, incredible value and convenience for our customers. Kohl’s is uniquely positioned to deliver against its long-term strategy and its purpose to take care of families’ realest moments. Kohl's serves millions of families in its more than 1,100 stores in 49 states, online at Kohls.com, and through the Kohl's App. With a large national footprint, Kohl’s is committed to making a positive impact in the communities it serves. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com.

Media Contact

Jen Johnson, 262-703-5241, jen.johnson@kohls.com